UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2010
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

    On February 16, 2010, New Frontier Energy , Inc. held a closing on the sale (the "Offering") to Iris Energy Holdings Limited ("Iris Energy") of an aggregate of 8,000,000 shares of the Company's $0.001 par value Common Stock sold a price of $0.10 per share (The "Common Stock") for gross proceeds of $800,000.  Isis Energy is an affiliate of the Company whose sole director is Samyak Veera, a director of the Company.

    The Common Stock was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  The Common Stock sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: February 24, 2010	By:	/s/ Samyak Veera
Samyak Veera, Chairman of the Board